EXHIBIT 10.48

THIS NOTE AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, SUBJECT TO THE TERMS SET FORTH IN THIS NOTE, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THIS NOTE AND SUCH SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

NEXMED, INC.

UNSECURED PROMISSORY NOTE

US $_________	Date: February __, 2010

FOR VALUE RECEIVED, the undersigned, NexMed, Inc., a Nevada corporation (“NexMed”), promises to pay as provided herein to _________ (the “Holder”), in lawful money of the United States of America the principal sum of _________________ dollars ($_____________), together with interest on such principal sum accruing from and including the date hereof at the rate of ten percent (10%) per annum (which will be computed on the basis of a 365-day year and paid for the actual number of days elapsed).  This Promissory Note (this “Note”) is issued pursuant to that certain Subscription Agreement, dated _______________ by and between NexMed and Holder (the “Subscription Agreement”).  Capitalized terms used but not otherwise defined herein will have the meanings ascribed thereto in the Subscription Agreement.

1.           Maturity.  Unless the obligation to pay the principal hereunder is previously satisfied as set forth in Section 2 hereof, the principal amount of this Note, plus interest accrued thereon, will be due and payable in full, in the manner set forth in Section 2 herein, on _______________1, (the “Maturity Date”).  This Note may be prepaid in whole or in part at any time without penalty hereunder.

2.           Payment.

(a)           On the Maturity Date, the principal amount of this Note, plus interest accrued thereon as provided in this Note up to but not including the Maturity Date, will be paid by NexMed either directly to Holder or through deposit of immediately available funds in the amount of such principal and accrued interest with an escrow agent mutually acceptable to NexMed and Holder (the “Payment Agent”) for prompt payment by such Payment Agent to the Holder.  Upon such payment or deposit to the Payment Agent, as applicable, all obligations under this Note will have been performed and discharged in full.

1 This date shall be six months from the Closing Date.

(b)           Notwithstanding anything to the contrary herein, NexMed may, in its sole discretion and in lieu of making a cash payment as contemplated in Section 2(a), issue to the Holder shares of NexMed common stock, par value $0.001 per share (the “Note Satisfaction Shares”), valued at a price of $_____ per share and subject to adjustment as set forth below (the “Conversion Price”).  In the event NexMed elects to issue Note Satisfaction Shares in full or partial satisfaction of the amounts owed under this Note, NexMed will either deliver the Note Satisfaction Shares to the Holder or to the Payment Agent for prompt disbursement and payment by the Payment Agent to the Holder.

(c)           If, at any time before the Maturity Date, the number of shares of NexMed Common Stock outstanding is increased by a stock dividend payable in shares of NexMed Common Stock or by a subdivision or split-up of shares of NexMed Common Stock, then, following the record date fixed for the determination of holders of NexMed Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be decreased proportionately.  If, at any time before the Maturity Date, the number of shares of NexMed Common Stock outstanding is decreased by a combination of the outstanding shares of NexMed Common Stock, then, following the record date for such combination, the Conversion Price shall be increased proportionately.

3.           Presentment; Demand.  NexMed hereby waives any presentment, demand, protest or notice of dishonor and protest of this Note.

4.           Securities Law Compliance; Legend. This Note and any Note Satisfaction Shares are subject to the terms of the Subscription Agreement.  The certificates representing Note Satisfaction Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE, GIFT, TRANSFER OR OTHER DISPOSITION THEREOF OR OF ANY INTEREST THEREIN SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH SECURITIES ARE (I) REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES OR ‘BLUE SKY’ LAWS OR (II) EXEMPT FROM SUCH REGISTRATION.”

5.           Miscellaneous.

(a)           Governing Law.  This Note shall be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts executed and fully performed within the State of California and without regard to conflict-of-law principles.  Any dispute arising out of or relating to this Note shall be resolved by a court of competent jurisdiction located in the City and County of San Diego, California and the parties hereto agree to the sole and exclusive jurisdiction of such court(s) and agree to waive any grounds for objection to the venue, such as forum non-conveniens.

(b)           Amendments and Waivers.  Any term of this Note may be amended and the observance of any term of this Note may be waived only with the written consent of NexMed and the holder of the Note.

(c)           Assignment and Successors.  This Note will be binding on and inure to the benefit of NexMed and the Holder and their respective successors and assigns; provided, however, that the Holder may not assign this Note in whole or part on or prior to the Maturity Date without the prior written consent of NexMed.

(d)           Severability.  If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and NexMed and the Holder agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(e)           Limitation of Liability.  IN NO EVENT WILL NEXMED HAVE ANY LIABILITY ARISING HEREUNDER OR IN CONNECTION HEREWITH TO ANY PARTY OR OTHER PERSON FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL OR PUNITIVE DAMAGES OF ANY KIND, REGARDLESS OF WHETHER SUCH PARTY OR PERSON WILL BE ADVISED, WILL HAVE OTHER REASON TO KNOW, OR IN FACT WILL KNOW OF THE POSSIBILITY OF THE FOREGOING.

In Witness Whereof, the undersigned has executed this Promissory Note as of the date set forth above.

NexMed, Inc., a Nevada corporation

By:
Name:
Title:

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